                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X]   Preliminary Proxy Statement            [_]  Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BANCSHARES OF FLORIDA, INC.
                           ---------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_]   Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:  -----------------------------------------------

(2)   Form, Schedule or Registration Statement No.:       --------------------

(3)   Filing Party:    -------------------------------------------------------

(4)   Date Filed:      -------------------------------------------------------

                                     [LOGO]

                                 April 23, 2003

Dear Fellow Shareholders:

     We are pleased to invite you to Bancshares of Florida, Inc.'s 2003 Annual Meeting of Shareholders. This year's Annual Meeting will be held at our new corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Thursday, May 22, 2003, at 4:00 p.m.

     The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting, primarily the election of directors and the consideration of amendments to our 1999 Stock Option Plan and our Amended and Restated Articles of Incorporation. Our directors and officers will be present at the Annual Meeting to respond to your questions and discuss our performance to date and plans for 2003.

     Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity.

     On behalf of the Board of Directors and our employees, we look forward to seeing you at the Annual Meeting.

                                          Sincerely,




                                          Michael L. McMullan
                                          President and Chief Executive Officer

                                     [LOGO]

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2003

     The 2003 Annual Meeting of Shareholders of Bancshares of Florida, Inc. will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on May 22, 2003, at 4:00 p.m. At the meeting, the following items will be presented and voted upon:

     I The election of one Class I, five Class II and one Class III members of our Board of Directors;

     II The amendment of our 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options;

     III The amendment of our Amended and Restated Articles of Incorporation to eliminate staggered terms and multiple classes of directors;

     IV The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing items; and

     V The transaction of any other business that properly comes before the Annual Meeting, or any adjournment thereof.

     Our Board of Directors has fixed the close of business on April 16, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the postage prepaid, pre-addressed envelope which is enclosed. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

                                          By Order of the Board of Directors,




                                          Michael L. McMullan
                                          President and Chief Executive Officer

Naples, Florida
April 23, 2003

                                     [LOGO]

                                 PROXY STATEMENT
                       2003 ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to Bancshares of Florida, Inc.'s ("Bancshares of Florida") shareholders of record as of April 16, 2003. By this mailing, the Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders on May 22, 2003. The Annual Meeting will be held at 4:00 p.m. in our corporate headquarters at 1185 Immokalee Road, Naples, Florida 34110. Our Annual Report is enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to our shareholders on or about April 23, 2003.

     It is important that your shares be represented by proxy or that you be present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently intend to attend the Annual Meeting, we request that you also submit a proxy or instruction form. This will ensure that your shares are voted if you later cannot attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. The Board recommends that you vote:

     "FOR" the election of one Class I, five Class II and one Class III director nominees;

     "FOR" the amendment of our 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options;

     "FOR" the amendment of our Amended and Restated Articles of Incorporation to eliminate staggered terms and multiple classes of directors; and

     "FOR" the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to elect the seven director nominees.

     If you do not indicate a preference, the proxy holders will vote in accordance with the Board's recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Voting Procedures

     Only holders of record of our common stock at the close of business on April 16, 2003, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitutes a quorum. The number of shares of our common stock outstanding as of the record date was 3,079,199, held by approximately 618 shareholders. Each share of common stock entitles its owner to one vote upon each matter to come before the Annual Meeting.

     In accordance with Florida law and our Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast, except for Proposal III, the amendment of our Amended and Restated Articles of Incorporation, which must be approved by the affirmative vote of the holders of at least three-fourths of our outstanding common stock.

     A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since Proposals I, II, IV and V will be determined by the total votes cast, abstentions and withheld votes will not affect such matters. Abstentions will essentially act as votes against Proposal III.

     If your shares are held by a brokerage firm, under certain circumstances it may vote your shares. Such entities have authority to vote their customers' shares on certain routine matters, including the election of directors. When a firm votes its customers' shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers' shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal II, the amendment of our 1999 Stock Option Plan and Proposal III, the amendment of our Amended and Restated Articles of Incorporation are considered non-routine.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

     If you own shares through a brokerage firm (e.g., shares held in "street name"), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Attendance and Voting at the Annual Meeting

     If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a "legal proxy" from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation of Proxy

     Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Board of Directors is presently comprised of 15 members, as set by the Board of Directors pursuant to its authority under our Articles of Incorporation and Bylaws. Our Articles of Incorporation provide that directors shall be divided into three classes, which each serve for staggered three-year terms. This year, one Class I, five Class II and one Class III directors are to be elected. On August 28, 2002, Harry K. Moon, M.D., Michael T. Putziger, Richard Rochon and Ramon A. Rodriguez were elected to newly created directorships of the classes indicated below.

     The seven nominees, John B. James, Michael L. McMullan, Harry K. Moon,
MD, Michael T. Putziger, Richard Rochon, Ramon A. Rodriguez and Bernard L. Turner, have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee. Each director also serves as a director of one or more of our subsidiaries, Bank of Florida, N.A., Bank of Florida, and Florida Trust Company ("FTC"). To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

     If our Amended and Restated Articles of Incorporation are amended pursuant to Proposal III, and staggered terms and multiple classes of directors are eliminated, every directors' term will expire at the 2004 Annual Meeting.

     Information relating to the business experience and age of each director is set forth below. Also included is information related to our non-director executive officers.

DIRECTOR NOMINEES
CLASS I DIRECTOR
TERM TO EXPIRE IN 2005

     Harry K. Moon, M.D., age 52, is a director of Bancshares of Florida, Bank of Florida and FTC. Dr. Moon also serves as the Chairman of the Board for Bank of Florida. He is a plastic and reconstructive surgeon, and author of numerous papers, book chapters and physician education videocassettes. He is President of Himmarshee Surgical Partners, a private medical practice. Until December 2002, he was President and Chairman of Cleveland Clinic Florida Foundation. Prior to that appointment, Dr. Moon was Chief Executive Officer of Cleveland Clinic Florida beginning in October 1997 and, prior to that, Chief of Staff from 1990. Dr. Moon conceived of and developed Cleveland Clinic Florida Naples, now an integral part of Cleveland Clinic Florida and helped Cleveland Clinic Florida become an international healthcare resource. Dr. Moon serves as a Board member of numerous civic organizations. In 1996, the Juvenile Diabetes Foundation recognized Dr. Moon as Father of the Year and during the same year, he was appointed by former Governor Lawton Chiles as a Resident Member of the Florida Council of 100. In early 2000, Dr. Moon was named the recipient of the Physician Business Leadership Award, a peer-directed award given by Florida Medical Business Magazine recognizing individual sectors of the healthcareindustry. Most recently, Governor Jeb Bush appointed Dr. Moon to Florida Gulf Coast University's Board of Trustees.

CLASS II DIRECTORS
TERMS TO EXPIRE IN 2006

     John B. James, age 61, is a director of Bancshares of Florida, Bank of Florida, Bank of Florida, N.A., and FTC. Mr. James has been Chief Executive Officer and President of Bank of Florida, N.A. since October 2001. Mr. James retired from NationsBank on December 31, 1997, after 30 years in banking. Prior to his retirement, Mr. James served as President of the C&S Hillsborough County Bank. Mr. James has been involved in many civic activities, including Collier County Educational Foundation Board and the Economic Development Council of Collier County, and has participated in the Leadership Lee and Leadership Southwest Florida Programs. Mr. James received his B.S. degree in 1967 from Florida State University.

     Michael L. McMullan, age 48, a director of Bancshares of Florida, Bank of Florida, N.A., Bank of Florida and FTC, is the Chief Executive Officer and President of Bancshares of Florida and Bank of Florida. He also serves as Chairman, Chief Executive Officer and President of FTC. Until his resignation in November 2001 to assume his current positions with Bank of Florida, Mr. McMullan served as the Chief Executive Officer and President of Bank of Florida, N.A Mr. McMullan has more than 26 years banking experience. Prior to joining Bancshares of Florida, Mr. McMullan served as the Commercial Banking Executive for NationsBank's Broward County Division, managing the Broward and Palm Beach divisions and was Florida Market Manager for NationsBank's Financial Strategies Group. His last position with NationsBank, now Bank of America, was that of Manager of the Economic Development Office for the State of Florida. He has served on the Board of Directors of the United Way of Broward County, Florida; the Boys and Girls Club of Broward County; and the Board and Executive Committees of Boy Scouts of America, Central Texas and Mississippi Divisions. Mr. McMullan received a B.B.S. degree from the Chair of Banking at the University of Mississippi in 1976, and in 1979 received an M.B.A. in Finance and Monetary Policy from Columbia University, New York.

     Michael T. Putziger, age 56, a director of Bancshares of Florida and Bank of Florida, N.A., is a partner in the law firm of Murtha, Cullina, Roche, Carens & DeGiacomo. He has served on the firm's Board of Directors since its inception and has been on the management committees of the firm since 1974. He represents state banks and bank holding companies in general corporate matters. Mr. Putziger is Chairman of the Board of Directors of First Community Bank, Woodstock, Vermont. He serves as Director of DSCI Corporation, a charitable organization serving children. He is a member of the Massachusetts Bar Association, and his firm is a member of the Massachusetts Bankers Association. He received his B.A. degree from Syracuse University and his J.D. from the University of Boston.

     Richard Rochon, age 45, is a director of Bancshares of Florida. Mr. Rochon serves as Chairman and CEO of Royal Palm Capital Partners, a private investment and management fund. He also serves as Vice Chairman of Boca Resorts, Inc., located in Fort Lauderdale, Florida. The company owns and manages luxury resort properties including the Boca Raton Resort and Club, the Registry Resort, the Edgewater Beach Hotel, the Naples Grand Golf Club in Naples, Florida, and the Pier 66 and Bahia Mar in Fort Lauderdale. He also serves as a director of Huizenga Holdings, Inc., a highly diversified company with investments in such organizations as Miami Dolphins, Pro Player Stadium, Auto Nation, Inc. and Boca Resorts, Inc. Mr. Rochon also serves on the Boards of Century Business Services, Inc., Make-A-Wish

Foundation of South Florida, Inc. and North Broward Preparatory School & Lighthouse Point Academy.

     Bernard L. Turner, age 76, a director of Bancshares of Florida and Bank of Florida, N.A., is a businessman and developer who has been a resident of Naples for over 28 years, and currently serves as Chairman of the Board of the Florida Coastal School of Law, Jacksonville, Florida, which he co-founded in 1994. He has served as Trustee of the Collier County Economic Development Committee, was the founding Chairman of Creative Living, a non-profit corporation to provide housing for the needy elderly, and was appointed by former Florida Governor Bob Graham as a member of the State Board of Independent Colleges and Universities.

CLASS III DIRECTOR
TERM TO EXPIRE IN 2004

     Ramon A. Rodriguez, age 57, is a director of Bancshares of Florida and Bank of Florida. Mr. Rodriguez is President and CEO of Madsen, Sapp, Mena, Rodriguez & Co., located in Fort Lauderdale, Florida. He received his undergraduate degree with a major in Accounting in 1971 from Florida Atlantic University in Boca Raton, Florida. In 1983, he completed the Owner's and President's Management Program at Harvard Business School in Cambridge, Massachusetts. He is a former President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez is an active Board member of a number of civic organizations, including the United Way, Boys and Girls Club, Make-A-Wish Foundation and Florida Atlantic University Foundation. Mr. Rodriguez was previously a member of the Board of Directors of Barnett Bank of Broward County. He is an owner of DME Corporation, a manufacturing company located in Fort Lauderdale and also serves on the Board of Directors of Republic Services, Inc. a New York Stock Exchange listed company.

CONTINUING DIRECTORS
CLASS I DIRECTORS
TERMS TO EXPIRE IN 2005

     Donald R. Barber, age 60, a director of Bancshares of Florida and Bank of Florida, N.A., is Vice Chairman of Boran Craig Barber Engel Construction Co., Inc. His former positions include ten years as Vice President and Chief Estimator of Boran Craig Schreck Construction Co., Inc. as well as seven years with Krehling Homes in Naples managing the administrative responsibilities for construction of more than 700 single family homes. Mr. Barber received his B.S. in Building Construction in 1965 from the University of Florida. Mr. Barber's previous affiliations include Southern Building Code Congress International, Inc., the National Association of Homebuilders, and Collier County Builders & Contractors Association where he was named Builder of the Year in 1987.

     Stanley W. Hole, age 71, a director of Bancshares of Florida and Bank of Florida, N.A., is Chairman Emeritus of Hole, Montes & Associates, a Naples-based civil engineering firm of which Mr. Hole was President when he retired in 1997, after serving for 32 years. Mr. Hole has also served as the Chairman of the South Florida Water Management District, as Chairman of the Florida Keys Aqueduct Authority and as Chairman of the Regional Planning Council. His involvement in the community includes membership on several Boards of Directors, such as the American Heart Association, Chamber of Commerce, Economic Development Council, Collier County Education Foundation and the City of Naples Planning Advisory Board. He is on the Board of Naples Community Hospital and on the Executive Committee, the Bio Ethics Committee and chairs the Building Committee. Mr. Hole received his undergraduate degree form the University of Miami.

     Lavonne Johnson, age 70, a director of Bancshares of Florida and Bank of Florida, N.A., is a retired Planner and Project Director for Allegheny County, Pennsylvania. She and her husband maintain residences in both Pittsburgh, Pennsylvania and Marco Island, Florida. Mrs. Johnson is a member of the Art League of Marco Island and the Association of University Women, and serves as a Certified Tutor through the literacy program of the Collier County Library system. Mrs. Johnson has served in various elected capacities in Minnesota, including a member of the Board of Education, County Chairwoman of a political party and delegate to a National Political Convention. Mrs. Johnson received a B.A. degree in Political Science and Sociology from the University of Pennsylvania and also received an M.B.A. degree from the University of Pennsylvania.

     Luc C. Mazzini, DDS, age 47, a director of Bancshares of Florida and Bank of Florida, N.A., is a licensed dentist in both Florida and Texas and has been practicing General Dentistry for 18 years. His area of specialty is cosmetic and implant dentistry. Dr. Mazzini has maintained an active dental practice in Collier County since 1990. Dr. Mazzini has also enjoyed memberships in several professional organizations, including the American Dental Association, Florida Dental Association and Collier County Dental Association. Dr. Mazzini received a B.S. degree from the University of Texas and a D.D.S. from Baylor College of Dentistry.

CLASS III DIRECTORS
TERMS TO EXPIRE IN 2004

     Joe B. Cox, age 63, a director and Chairman of the Board of Bancshares of Florida and Bank of Florida, N.A. and a director of FTC, is also the managing partner of Cox & Nicci, P.A., a law firm in Naples, Florida. Mr. Cox received a J.D. degree from the University of Tulsa Law School in 1966. Mr. Cox is a member of the Oklahoma and Florida Bar Associations, American Bar Association, and American College of Trust & Estate Counsel. Mr. Cox's community activities include serving as Vice Chairman of the Board of Naples Community Hospital, Director of the Naples Area Chamber of Commerce, Chairman of the Florida Chamber Foundation Board of Trustees and Vice Chairman of the Federal Judicial Selection Committee.

     Earl L. Frye, age 74, a director of Bancshares of Florida and Bank of Florida, N.A., is a realtor, developer and former banker who moved to Naples in 1962. Mr. Frye is a past President of the Naples Area Board of Realtors and Director of the Florida Association of Realtors, as well as past President of the Collier County Society of Real Estate Appraisers. His banking career began in 1968 when he served as a director of First National Bank and Trust Company of Collier County, which later merged with Southwest Florida Banks of Fort Myers. Southwest Florida Banks later merged with Sovran of Norfolk, Virginia, which became C&S Sovran. C&S Sovran then merged with NCNB of Charlotte. Mr. Frye served on all of the above parent boards and state boards, and was also Chairman of First National Bank of Collier County. After the merger of C&S Sovran and NCNB, which became NationsBank, Mr. Frye served on the Florida/Georgia Board of Directors and chaired the Trust Committee. He has also served as Trustee for Naples Community Hospital.

     Polly M. Rogers, age 64, is a director of Bancshares of Florida and the Vice Chairman of Bank of Florida, N.A Until January 2002, she served as President of Bank of Florida, N.A She resigned in May 2002, as an active bank officer. Prior to being an organizer with Bank of Florida, N.A., Mrs. Rogers was an organizer of Gulf Coast National Bank. Mrs. Rogers served as President and as a director of Gulf Coast until July 1996. From 1986 to 1994, Mrs. Rogers served as an Executive Vice President of Citizens National Bank of Naples until the bank merged with AmSouth Bancorporation. Mrs. Rogers is very involved in the community and has served on numerous charitable boards and locally sponsored organizations. She is a member of Royal Poinciana Golf Club and an active member of the First Baptist Church of Naples.

     Lorenzo Walker, age 82, a director of Bancshares of Florida and Bank of Florida, N.A., has been a lifelong member of the Naples community and is a retired developer and real estate broker. He has served the community in many different capacities, including Founding Director of Naples Community Hospital, member of Lee University, member of the Advisory Council of the Lorenzo Walker Institute of Technology, the largest school in Collier County and as Director Emeritus of International College of Naples. Mr. Walker has also been active in local and state politics, having served on the Board of County Commissioners, as a representative to the Florida House of Representatives, as Speaker Pro Tempore, and as Dean of the Florida House, the position he held when he retired in 1974. Mr. Walker has significant bank board experience, having been a founding director and director of FNB Naples from 1955-1976, a founding director and the Chairman of Citizens National Bank, Naples, in 1968 and a founding director of Vanderbilt Bank and director of the second Citizens National Bank of Naples in 1987.

NON-DIRECTOR EXECUTIVE OFFICERS

     Robert C. Farenhem, age 32, is Executive Vice President/Strategic Planning of Bancshares of Florida and is Chief Financial Officer of Bank of Florida. He graduated in 1993 from the University of Miami with a B.B.A. in Finance. In 1996, he joined Bank of America's Financial Strategies Group as an Associate Client Manager for Dade County. In 1999, he transferred from the Financial Strategies Group to Bank of America Securities where he worked as an investment banker until February 2002, when he joined Bank of Florida.

     Martin P. Mahan, age 50, is Chief Operating Officer and Executive Vice President of Bancshares of Florida and is Chief Operating Officer of Bank of Florida. From 2001 until he joined Bank of Florida in September 2002, he was Executive Vice President of ARGO Data Resource Corporation, Dallas, Texas. From 1998 to 1999, he was the Regional Executive - Florida and from 1999 to 2001, he was Executive Vice President with Huntington Bankshares, Inc. in Columbus, Ohio. From 1995 to 1998, he was Executive Vice President/Retail Banking of Barnett Banks in Jacksonville, Florida. Mr. Mahan is a 1973 graduate of the University of Iowa, Iowa City, with a B.S. degree in finance.

     Craig D. Sherman, age 45, is Chief Loan Officer for Bancshares of Florida. Mr. Sherman is also Executive Vice President and Senior Loan Officer for Bank of Florida, N.A Mr. Sherman has over 22 years of banking experience, all of which is in the lending area. Prior to joining Bank of Florida, N.A. in 1999, Mr. Sherman served as Senior Vice President and subsequently as Vice President and Commercial Team Leader for SouthTrust in Naples, Florida. Mr. Sherman is a 1979 graduate of Florida State University with a B.S. degree in finance.

     Thomas M. Whelan, age 53, is Chief Financial Officer of Bancshares of Florida and Executive Vice President and Chief Financial Officer of Bank of Florida, N.A Mr. Whelan has over 30 years of banking experience. In 1996, his family relocated to Southwest Florida where he joined Hendry County Bank as Vice President and Cashier. In May 1997, he was named President and Chief Executive Officer. Following the acquisition of Hendry County Bank by Florida Community Bank in February 1998, he served as Executive Vice President in charge of finance, operations and branch administration, until joining Bancshares of Florida in April 1999. Mr. Whelan received his Bachelor of Arts degree in business and management from Ohio Northern University in 1971. He is a 1982 honors graduate of the BAI School in

Banking at the University of Wisconsin.

                     BENEFICIAL STOCK OWNERSHIP OF DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table contains information regarding the current beneficial ownership of our common stock of each director nominee, continuing director and non-director executive officer as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options or warrants which are exercisable within the next 60 days.

     --------------------------------------------------------------------------------------------
                                                                                       % of
                                                    Number of         Right to      Beneficial
     Name                                       Shares Owned /(1)/  Acquire /(2)/  Ownership /(3)/
     --------------------------------------------------------------------------------------------
     Donald R. Barber                                 25,000             1,300         0.85%
     Joe B. Cox                                       28,530            12,468         1.33
     Robert C. Farenhem                                  500            17,500         0.58
     Earl L. Frye                                     23,530            11,968         1.15
     Stanley W. Hole                                  14,760             6,632         0.69
     John B. James                                    23,730            11,968         1.15
     Lavonne Johnson                                 129,504/(4)/       11,968         4.58
     Martin P. Mahan                                   1,000                 -         0.03
     Luc C. Mazzini, DDS                              40,000            11,968         1.68
     Michael L. McMullan                              10,000            26,500         1.18
     Harry K. Moon, MD                                10,052             5,026         0.49
     Michael T. Putziger                              68,000             1,300         2.25
     Richard Rochon                                   10,000             5,000         0.49
     Ramon A. Rodriguez                               11,000             5,500         0.53
     Polly M. Rogers                                  23,530            10,668         1.11
     Craig D. Sherman                                  1,000            16,000         0.55
     Bernard L. Turner                                49,530            11,968         1.99
     Lorenzo Walker                                   49,530            11,968         1.99
     Thomas M. Whelan                                  1,000            12,000         0.42
     --------------------------------------------------------------------------------------------
     All Directors and Executive Officers as a
     Group (19 individuals)                          520,196           191,702        21.76%
     --------------------------------------------------------------------------------------------

_______________
     (1)  Includes shares for which the named person:
          . has sole voting and investment power;
          . has shared voting and investment power with a spouse, or . holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
     (2) Includes shares that may be acquired by exercising stock options and/or warrants exercisable within 60 days of the record date.
     (3) The determination of "beneficial ownership" of our common stock is based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares.
     (4) Includes 26,000 shares owned by Ms. Johnson's spouse, for which she has disclaimed beneficial ownership.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "For"
   the Election of the one Class I, five Class II and one Class III Director
                                   Nominees.
--------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

Meetings

     During the year ended December 31, 2002, our Board of Directors held four meetings. All of our directors attended at least 75% of the total meetings of the Board of Directors and those Board committees on which each director served, except for Polly M. Rogers who attended 50% of such meetings.

Committees

     The Board has two standing committees - the Executive Committee and the Audit Committee.

     The Executive Committee has the authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of Bancshares of Florida under Florida law. The Executive Committee met 12 times in 2002 and is composed of Earl L. Frye (Chairman), Donald R. Barber, Joe B. Cox, John B. James, Lavonne Johnson, Michael L. McMullan, Harry K. Moon, M.D., Richard Rochon and Ramon Rodriguez.

     The Audit Committee has adopted a formal charter, which is attached as Appendix A. Pursuant to this charter, the committee will review Bancshares of Florida's auditing, accounting, financial reporting and internal control functions, recommend our independent auditor and review its services. The Board of Directors believes that the members of the Audit Committee are all "Independent Directors" under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards in that they have no relationships that would impair their abilities to objectively and impartially execute their duties.

     Audit Committee Report: During 2002, the Audit Committee did not meet. In 2003, it has met or will meet to review and discuss with our management and independent auditors:

     . our audited financial statements for the fiscal year ended December 31, 2002;
     . those matters required to be discussed by Statement on Auditing Standards 61; and
     . the written disclosures and letter from the independent auditors regarding their independence, as required by Independence Standards Board Standard No. 1.

     Based upon those reviews and discussions, the Audit Committee recommended that our audited financial statements be included in our Form 10-KSB for the fiscal year ended December 31, 2002. The members of the Audit Committee are:
Donald R. Barber, Lavonne Johnson and Ramon Rodriguez (Chairman).

Compensation

     We do not pay fees to our directors for their service on any of our Boards or any Board Committees.

                             EXECUTIVE COMPENSATION

     Our executive compensation program is designed to:

     .    attract and retain qualified management;
     .    meet short-term financial goals; and
     .    enhance long-term shareholder value.

     We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Boards of Directors determine the level of base salary and any incentive bonus for our Chief Executive Officer and other officers based upon competitive norms, derived from annual surveys published by several independent banking institutes and private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon the Boards of Directors' evaluation of our overall performance, the officer's responsibilities and the officer's individual job performance. In the fiscal year ending December 31, 2002, bonuses were paid based on executives' achievements in helping us and our subsidiaries grow and in attaining other corporate goals.

Board Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Michael L. McMullan, Bancshares of Florida's, Bank of Florida's and FTC's President and Chief Executive Officer, also serves as a member of those entities' Boards of Directors. In addition, John B. James, Bank of Florida, N.A.'s President and Chief Executive Officer, also serves as a director of Bank of Florida, N.A Mr. McMullan and Mr. James participated in the Boards' deliberations regarding executive compensation, but not regarding their own compensation.

Summary Compensation Table

     The following table sets forth compensation information regarding our President and Chief Executive Officer, and our four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in 2002.

                                                                     Summary Compensation Table
                                                  -----------------------------------------------------------------------
                                                                                                            Long-Term
                                                                        Annual Compensation                Compensation
                                                  -----------------------------------------------------------------------
                   Name and                                                                Other Annual         Stock
             Principal Position                       Year      Salary    Bonus /(1)/   Compensation /(2)/   Options /(3)/
     ---------------------------------                ----      ------    -----------   ------------------   ------------
Michael L. McMullan ..............................    2002    $ 156,950   $  80,000        $   36,184                0
President and Chief Executive Officer                 2001      142,921           0            13,062                0
Bancshares of Florida, Bank of Florida and FTC        2000      137,287           0            14,613            2,500

Martin P. Mahan ..................................    2002    $  65,998   $  50,000        $    2,600                0
Chief Operating Officer, Bancshares of
Florida and Chief Operating Officer and
Executive Vice President of Bank of Florida

Craig D. Sherman .................................    2002    $ 114,083   $       0        $    7,800                0
Chief Loan Officer of Bancshares of Florida           2001      108,273           0             7,800                0
and Chief Loan Officer and Executive Vice
President, Bank of Florida, N.A.                      2000       94,979           0             7,800                0

John B. James .................................   2002     $ 147,800    $      0    $  8,936           0
President and Chief Executive Officer of Bank     2001        12,317           0           0
of Florida, N.A.

Julie W. Husler ...............................   2002     $ 105,844    $      0    $      0       8,000
Executive Vice President of FTC                   2001       111,239           0           0           0

Explanation of Columns:

(1) Annual Cash Bonus Award - Annual incentive awards, which were paid during the year or immediately following the year indicated.
(2) Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned, including automobile allowances and club membership costs.
(3) Stock Options - Grants of stock options made under Bancshares of Florida's 1999 Stock Option Plan.

Employment Agreements with Certain Executive Officers

     Michael L. McMullan. Mr. McMullan entered into a joint employment agreement dated as of April 28, 1999, with Bancshares of Florida and Bank of Florida, N.A., pursuant to which Mr. McMullan was to serve as Chief Executive Officer of Bancshares of Florida and Bank of Florida, N.A On December 23, 2001, the agreement was amended so that Bank of Florida assumed all of Bank of Florida, N.A.'s rights and duties and Mr. McMullan became Chief Executive Officer of Bank of Florida. The employment agreement, as amended, provides for a term of three years and a minimum annual base salary of $140,000. The agreement automatically renews at the end of each three-year period, unless either party gives notice of non-renewal. Mr. McMullan's salary must be reviewed annually by our Board of Directors. Mr. McMullan is also eligible to receive a bonus which will not exceed 40% of his annual base salary. In addition, Mr. McMullan has been granted stock options (pursuant to the employment agreement) to purchase 30,000 shares of the common stock of Bancshares of Florida at an exercise price of $10.00 per share.

     In the event of a "change of control" of Bancshares of Florida, as defined in the employment agreement, Mr. McMullan will be entitled to give written notice to us of termination of his employment agreement and to receive a cash payment equal to 250% of his annual salary, and an additional cash payment equal to the excess, if any, of the aggregate market value of the number of shares of common stock of Bancshares of Florida subject to options held by Mr. McMullan over the aggregate exercise price of all such options.

     The employment agreement provides that we may terminate the employment of Mr. McMullan with or without cause, but that in the latter case, Mr. McMullan will receive a severance payment equal to the amount he would be entitled to in the event of a change in control, as described above. In addition, the employment agreement contains a non-compete provision which provides that in the event the employment agreement is terminated by Bancshares of Florida or Bank of Florida without cause, or by Mr. McMullan, Mr. McMullan may not, without our written consent, either directly or indirectly, serve as an employee of any financial institution within Broward, Collier, Dade, Lee or Palm Beach Counties for a period of 12 months after such termination.

     Martin P. Mahan. Mr. Mahan is our Chief Operating Officer. He also entered into an employment agreement, dated as of September 16, 2002, with Bank of Florida, pursuant to which Mr. Mahan serves as the Chief Operating Officer of Bank of Florida. Under this contract, which has a three-year term, Mr. Mahan is to receive a minimum annual base salary of $150,000, which will be reviewed annually by the Board of Directors of Bank of Florida. In addition, Mr. Mahan is eligible to receive a bonus which will not exceed 40% of his annual base salary, but no grant of stock options is provided for by his contract. Mr. Mahan is also subject to a non-compete provision substantially similar to Mr. McMullan's, except its geographic scope is limited to Broward, Palm Beach and Collier Counties. In addition, Mr. Mahan received a relocation bonus of $50,000 for his move to Fort Lauderdale. In all other respects, Mr. Mahan's contract is identical to that of Mr. McMullan's contract, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in the agreement.

     John B. James. Mr. James entered into an employment agreement, dated as of October 1, 2001, with Bank of Florida, N.A., pursuant to which Mr. James serves as the Chief Executive Officer of Bank of Florida, N.A Under this contract, which has a one year term, Mr. James is to receive a minimum annual base salary of $147,800, which will be reviewed annually by the Board of Directors of Bank of Florida, N.A In addition, Mr. James is eligible to receive a bonus which will not exceed 40% of his annual base salary, but no grant of stock options is provided for by his contract. Mr. James is also subject to a non-compete provision substantially similar to Mr. McMullan's, except its geographic scope is limited to Collier and Lee Counties. In all other respects, Mr. James' contract is identical to that of Mr. McMullan's contract, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in the agreement.

     Craig D. Sherman. Mr. Sherman is our Chief Loan Officer. He also entered into a joint employment agreement, dated as of May 3, 1999, with Bancshares of Florida and Bank of Florida, N.A., pursuant to which Mr. Sherman serves as the Senior Lender of Bank of Florida, N.A Under this contract, which has a three-year term, Mr. Sherman is to receive a minimum annual salary of $90,000, which must be reviewed annually by the Board of Directors of Bank of Florida, N.A As amended, the employment agreement automatically renews at the end of each three-year period unless either party gives notice of non-renewal. In addition, Mr. Sherman is eligible to receive a bonus which will not exceed 40% of his annual base salary. Mr. Sherman has been granted stock options to purchase 20,000 shares of our common stock at an exercise price of $10.00 per share. Mr. Sherman is also subject to a non-compete provision substantially similar to Mr. McMullan's, except its geographic scope is limited to Collier and Lee Counties. In all other respects, Mr. Sherman's contract is identical to that of Mr. McMullan's contract, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in the agreement.

     Thomas M. Whelan. Mr. Whelan is our Chief Financial Officer. He also entered into a joint three-year employment agreement on April 28, 1999, with Bancshares of Florida and Bank of Florida, N.A., pursuant to which Mr. Whelan serves as the Chief Financial Officer of Bank of Florida, N.A As amended, the employment agreement automatically renews at the end of each three-year period unless either party gives notice of non-renewal. Under this contract, Mr. Whelan is to receive a minimum annual salary of $80,000, which must be reviewed annually by our Board of Directors. Mr. Whelan is eligible to receive a performance bonus, which will not exceed 40% of his annual base salary. Mr. Whelan has been granted stock options to purchase 15,000 shares of our common stock at an exercise price of $10.00 per share. Mr. Whelan is also subject to a non-compete provision substantially similar to Mr. McMullan's, except its geographic scope is limited to Collier and Lee Counties. In all other respects, Mr. Whelan's contract is identical to that of Mr. McMullan's contract, including entitlement to receive a cash payment equal to 250% of his annual salary in the event of a "change in control" as defined in the agreement.

                              CERTAIN TRANSACTIONS

     From time-to-time, we make loans to our executive officer and directors in accordance with our usual loan approval criteria. We made all such loans on substantially the same terms, including interest rates and collateral, as loans we make to unaffiliated parties. As of December 31, 2002, the aggregate balance of all such loans was approximately $2.0 million; or 1.9% of our net loans.

     In connection with the effort to organize Bank of Florida, our Board of Directors asked Mr. McMullan to relocate to Fort Lauderdale to oversee the organizing efforts and to serve as President and Chief Executive Officer of Bank of Florida. To help Mr. McMullan and Bancshares of Florida, we leased Mr. McMullan's personal residence in Naples, Florida for a two-year period beginning January 15, 2002. The monthly lease payment is $3,500. The lease permits us to sublease the property, which we have done.

                                   PROPOSAL II
                     AMENDMENT OF THE 1999 STOCK OPTION PLAN

     We currently have one stock option plan, the 1999 Stock Option Plan ("Plan"), which provides for the issuance of stock options to employees or directors of Bancshares of Florida or any of our subsidiaries who are contributing significantly to the management or operation of our business or our subsidiaries as determined by the committee administering the Plan. The Plan was approved by our shareholders at the Annual Meeting of Shareholders held on April 27, 2000. The Plan provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the Plan. The committee must at all times consist of at least two non-employee directors. Stock options granted pursuant to the Plan will expire on or before:

     . The date which is the tenth anniversary of the date the option is granted; or

     . The date which is the fifth anniversary of the date the option is granted in the event the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of our stock.

     Under the Plan, 150,000 shares have been reserved for issuance. As of the date of this Proxy Statement, an aggregate of 142,600 stock options have been granted and are outstanding.

     Options granted under the Plan may be "incentive stock options" within the meaning of the Internal Revenue Code, which are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. Options may also be "compensatory stock options" which do not give the employee certain benefits of an incentive stock option, but entitle us to a tax deduction when the options are exercised. The exercise price of incentive stock options may not be less than the fair market value of common stock on the date the option is granted. Compensatory stock options may be exercisable at a price equal to or less than the fair market value of a share of common stock at the time of the grant of the option.

     No monetary consideration is received by us in return for the grant of options, although consideration would be received upon exercise of the options. For financial reporting purposes, there is no charge to our income in connection with the grant or exercise of an option. As of March 3, 2003, the market value of our common stock was $10.00 per share. Incentive stock options totaling 125,200 shares have been granted to officers and employees of Bancshares of Florida and our subsidiaries. Non-qualified options for 17,400 shares have been granted to directors of Bancshares of Florida and our subsidiaries. Of this amount, 81,100 shares are currently exercisable. The exercise price of all outstanding options is $10.00 per share. As of the record date, none of the options had been exercised.

     The following table shows information regarding options granted in 2002 to our five executive officers listed in the above Summary Compensation Table:

------------------------------------------------------------------------------------------------------------
                                     Number of            % of Total Options
                                    Securities                Granted to
                                Underlying Options            Employees            Exercise      Expiration
Name                              Granted in 2002               in 2002              Price          Date
----                            ------------------        ------------------       --------     ------------
Michael L. McMullan                      -                        -                    -             -
Martin P. Mahan                          -                        -                    -             -
Craig D. Sherman                         -                        -                    -             -
John B. James                            -                        -                    -             -
Julie W. Husler                        8,000                    17.98%              $10.00          2002
------------------------------------------------------------------------------------------------------------

     Each stock option granted under the Plan has a maximum term of 10 years, subject to earlier termination in the event the participant ceases to be an employee. The exercise price of an option granted under the Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant, or 110% with respect to an option granted to a holder of more than 10% of the combined voting power of all classes of stock of Bancshares of Florida. In general, options vest ratably over a five-year period commencing one year from the date of grant, except as otherwise decided by the Board of Directors. The purchase price for shares of common stock is payable in cash immediately upon the exercise of the option.

     Each stock option granted under the Plan is non-transferable and exercisable only during the holder's lifetime. In the event that the holder dies prior to exercising an option, such option may be exercised by the personal representative of the holder's estate for a period of one year after such representative's appointment. In the event that the holder is terminated for any reason other than death, such option may be exercised at any time prior to the expiration date of the option or within three months after the date of such termination, or 12 months in the case of an employee who is totally disabled, whichever is earlier, but only to the extent such holder had the right to exercise such option at the date of such termination. If the holder's employment is terminated as a result of deliberate, willful or gross misconduct, all rights under the option shall terminate and expire upon such termination. If options granted under the Plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such granted will again be available for purposes of the Plan.

     In the event of a reorganization, merger or consolidation in which we are not the surviving corporation, the sale of substantially all of our assets to another corporation, or a change in control or threatened change in control of Bancshares of Florida, all options granted prior to such event under the Plan may become immediately exercisable at the discretion of our Board of Directors.

     With this proposal, we are seeking your approval to amend the Plan to increase the number of shares of common stock available for issuance pursuant to the exercise of stock options by 250,000 shares, to 400,000 total shares. This number is less than 15% of the total number of our outstanding shares of common stock. We believe this amendment will serve to increase our flexibility in recruiting and retaining qualified executives and key employees.

If the amendment to the Plan is adopted, we intend to immediately grant the following options under the Plan:

                                                                    Number of Shares
                               Name                                Subject to Options
            -------------------------------------------------------------------------------
            Michael L. McMullan                                          30,000
            Martin P. Mahan                                              22,500
            Craig D. Sherman                                               -
            John B. James                                                20,000
            Julie W. Husler                                                 -

            All Executive Officers as a Group                            72,500

            Non-Executive Officer Directors as a Group                   15,850

            Non-Executive Officer Employees as a Group                    2,500

     As the proposed amendment will increase the number of shares of common stock available to be subject to options, shareholder approval of the amendments is required by the Plan. The amendment will be approved if the votes cast in favor of the amendment exceed those cast against it.

--------------------------------------------------------------------------------
   The Board of Directors Recommends that Shareholders Vote "For" Amending the 1999 Stock Option Plan to Increase the Number of Options Available for Grant
--------------------------------------------------------------------------------


                                  PROPOSAL III
                      AMENDMENT OF THE AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

     Our Amended and Restated Articles of Incorporation ("Articles") currently provide for three classes of directors who serve staggered, three-year terms. On April 1, 2003, our Board of Directors unanimously proposed to amend the Articles to eliminate the staggered terms and multiple classes of directors and to provide for one class of directors who would serve one-year terms. The full text of the proposed amendment is attached to this Proxy Statement as Appendix B ("Amendment"). If the Amendment is approved, the terms of all directors will expire at the 2004 Annual Meeting, notwithstanding any remaining terms. If the Amendment is not approved, our Board will remain classified and directors will continue to be elected accordingly.

     The Amendment must be approved by the affirmative vote of the holders of at least three-fourths of our outstanding common stock. If approved, we believe the Amendment will give our shareholders more flexibility with regard to the election of directors. Staggered terms and multiple classes of directors will be eliminated. Directors will be elected for one-year rather than three-year terms, making it easier for shareholders to elect new directors. Furthermore, shareholders will be able to replace the entire Board at one Annual Meeting, rather than over the course of three. We believe that these characteristics will result in a Board that is more accountable and more responsive to shareholder concerns.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
    Amending the Amended and Restated Articles of Incorporation to Eliminate
               Staggered Terms and Multiple Classes of Directors.
--------------------------------------------------------------------------------

                                  PROPOSAL IV
                          ADJOURNMENT OF ANNUAL MEETING

     The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve any of Proposals I, II or III. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
             the Approval of the Adjournment of the Annual Meeting.
--------------------------------------------------------------------------------

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in our proxy materials for our 2004 Annual Meeting, a shareholder's proposal to take action at such meeting must be received at our main office at 1185 Immokalee Road, Naples, Florida 34103, on or before November 25, 2003. Proposals must comply with the Securities and Exchange Commission's proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2002, all of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2002, all such filings applicable to our officers, directors or 10% shareholders were made timely, except for Form 3s by Martin P. Mahan and Ramon A. Rodriguez, who each inadvertently filed such forms late.

                                  SOLICITATION

     The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Bancshares of Florida. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

                        AVAILABILITY OF OTHER INFORMATION

     Accompanying this Proxy Statement is our 2002 Annual Report, which includes our audited financial statements. Additional copies of the Annual Report and a Form 10-KSB are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Thomas M. Whelan, Chief Financial Officer, Bancshares of Florida, Inc., 1185 Immokalee Road, Naples, Florida 34103, telephone number (239) 254-2100.

     We currently file periodic reports (including Form 10-KSBs and Form 10-QSBs) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by Bancshares of Florida is also available for review on this website. The address of the website is www.sec.gov.





BANCSHARES OF FLORIDA, INC.
April 23, 2003

                                   APPENDIX A
                         CHARTER OF THE AUDIT COMMITTEE

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         OF BANCSHARES OF FLORIDA, INC.

Audit Committee Purpose

     The Committee is appointed by the Board of Directors of Bancshares of Florida, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, account and legal compliance.

     . Monitor the independence and performance of the Company's independent auditors and internal auditing function (including an outsource service provider).

     . Provide an avenue of communication among the independent auditors, management, the internal audit department (including an outsource service provider) and the Board of Directors.

     . The Company's Audit Committee will serve as the audit committee for the holding company and Bank of Florida and may have joint meetings serving the audit requirements of both Bancshares of Florida, Inc. and Bank of Florida.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee must obtain full Board approval prior to retaining, at the Company's expense, special legal, accounting, or other consultants or experts, it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

     The Audit Committee shall meet the requirements of NASDAQ Rule 4350(d)(2). Under this rule, the Audit Committee shall be comprised of a minimum of two
     (2) directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually separately or combined with the entire Board, subject to the majority of the independent directors present, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

Audit Committee Responsibilities and Duties

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the charter published at least every three years in the Company's proxy statement.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with the management, the independent auditors, and any internal auditors, consider the integrity of the Company's reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and internal auditing department together with management's responses.

     4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee or a member of the Committee acting as Chair, may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

     8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit and Legal Compliance

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

     12. Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

     13. Review significant reports prepared by the outsourced internal audit service provider together with management's response and follow-up to these reports.

     14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

     15. Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     16. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

     17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                   APPENDIX B
                           ARTICLE OF AMENDMENT TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                             ARTICLE OF AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                         OF BANCSHARES OF FLORIDA, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, Bancshares of Florida, Inc. ("Corporation") adopts the following Article of Amendment to its Articles of Incorporation.

Article VI, B of the Corporation's Amended and Restated Articles of Incorporation originally filed with the Secretary of State of the State of Florida on February 1, 1999, is hereby amended to read as follows:

                                   ARTICLE VI

         B. Directors be of one class and shall serve for one-year terms or until their successors are elected and qualified. Directors shall be elected by a plurality of votes cast by the shares entitled to vote in the election of directors at a meeting of shareholders, at which a quorum is present.

In accordance with Section 607.1003, Florida Statutes, the foregoing Article of Amendment was proposed and approved by the Board of Directors of the Corporation at a duly called meeting on April 1, 2003, and subsequently adopted by affirmative vote of a sufficient number of the single class of stockholders of the Corporation at the 2003 Annual Meeting of Shareholders held on May 22, 2003.

         IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation executed this Article of Amendment on this 22/nd/ day of May, 2003.

                                           BANCSHARES OF FLORIDA, INC.

                                           _____________________________________
                                           Michael L. McMullan
                                           President and Chief Executive Officer

Attest:_____________________________
        Arlette Yassa                             (SEAL)
        Corporate Secretary

                                 REVOCABLE PROXY
                           BANCSHARES OF FLORIDA, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Michael L. McMullan and Joe B. Cox, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Bancshares of Florida, Inc. ("Bancshares") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the our corporate headquarters, located at 1185 Immokalee Road, Naples, Florida 34110, on May 22, 2003, at 4:00 p.m., and at any and all adjournments thereof.

The undersigned shareholder of Bancshares may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Bancshares, delivering a duly executed proxy bearing a later date to Bancshares, or by attending the Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of one Class I, five Class II, and one Class III directors; to withhold authority for any individual nominee, strike a line through the nominee's name.

                                              WITHHOLD
                               FOR           AUTHORITY
                               ---           ---------
                                G                G

Class I       Harry K. Moon, MD
Class II      John B. James      Michael L. McMullan      Michael T. Putziger   Richard Rochon   Bernard L. Turner
Class III     Ramon A. Rodriguez

PROPOSAL II: Amendment of the 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options.

                        FOR          AGAINST         ABSTAIN
                        ---          -------         -------
                         G              G               G

PROPOSAL III: The amendment of the Amended and Restated Articles of Incorporation to eliminate staggered terms and multiple classes of directors.

                        FOR          AGAINST         ABSTAIN
                        ---          -------         -------
                         G              G               G

PROPOSAL IV: The adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing items.

                        FOR          AGAINST         ABSTAIN
                        ---          -------         -------
                         G              G               G

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both must sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Bancshares, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated April 23, 2003, and the 2002 Annual Report.

Signature:  _________________________________________

Signature if held jointly:  _________________________

Date: _______________________________________________

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.